Exhibit 99.3

Guardion Health Sciences, Inc. Announces Closing of $11

Million Public Offering

HOUSTON, TEXAS, Feb. 23, 2022 (GLOBE NEWSWIRE) — Guardion Health Sciences, Inc. (NASDAQ:GHSI) (“Guardion” or the “Company”), a clinical nutrition company that develops clinically supported nutrition, medical foods, and supplements, today announced the closing of a previously announced public offering of 37,000,000 shares of its common stock (or common stock equivalents in lieu thereof), Class A warrants to purchase up to 37,000,000 shares of its common stock and Class B warrants to purchase up to 37,000,000 shares of its common stock for gross proceeds of approximately $11.1 million prior to deducting placement agent fees and offering expenses. The price to the public for a share of common stock (or common stock equivalents in lieu thereof) and related Class A warrant and Class B warrant was $0.30. The Class A warrants have an exercise price of $0.37 per share and expire on the fifth anniversary of the date of issuance. The Class B warrants have an exercise price of $0.37 per share and expire eighteen months from the date of issuance.

Roth Capital Partners acted as the lead agent and Maxim Group LLC acted as co-agent for the proposed public offering.

Guardion intends to use the net proceeds from the offering for working capital and general corporate purposes.

The offering described above was made only by means of a prospectus supplement and accompanying base prospectus. Guardion has filed a shelf registration on Form S-3 (File No. 333-248895) (including a base prospectus) with the U.S. Securities and Exchange Commission (“SEC”), which was declared effective on September 24, 2020. A preliminary prospectus supplement and accompanying base prospectus relating to the offering was filed with the SEC and a prospectus supplement and accompanying base prospectus relating to the offering was filed with the SEC and is available on the SEC’s website, located at www.sec.gov. Electronic copies of the prospectus supplement and the accompanying base prospectus for the offering may be obtained, when available, from Roth Capital Partners, LLC, 888 San Clemente, Suite 400, Newport Beach, CA 92660, (800) 678-9147 or by accessing the SEC’s website, www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in this offering, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Guardion Health Sciences, Inc.

Guardion Health Sciences, Inc. (Nasdaq: GHSI), is a clinical nutrition company. Guardion’s portfolio of science-based, clinically supported nutrition, medical foods, and supplement products support healthcare professionals, their patients, and consumers in achieving health goals.. The Company’s combination of expertise and scientifically supported products is the foundation of Guardion’s growing position within the clinical nutrition marketplace. Information and risk factors with respect to Guardion and its business, including its ability to successfully develop and commercialize its proprietary products and technologies, may be obtained in the Company’s filings with the U. S. Securities and Exchange Commission (the “SEC”) at www.sec.gov.

Forward-Looking Statement Disclaimer

With the exception of the historical information contained in this news release, the matters described herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. These statements involve unknown risks and uncertainties that may individually or materially impact the matters discussed herein for a variety of reasons that are outside the control of the Company, including, but are not limited to, statements related to the intended use of proceeds from the proposed public offering the Company’s ability to raise sufficient financing to implement its business plan, the integration of a new management team, the integration of one or more acquisitions and targets, the impact of the COVID-19 pandemic on the Company’s business, operations and the economy in general, the Company’s ability to successfully develop and commercialize its proprietary products and technologies, and the Company’s ability to maintain compliance with Nasdaq’s listing requirements. Readers are cautioned not to place undue reliance on these forward-looking statements, as actual results could differ materially from those described in the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company’s filings with the SEC, which are available at the SEC’s website (www.sec.gov). The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

CORE IR

Scott Arnold

516-222-2560

scotta@coreir.com

Media Relations Contact:

Jules Abraham

Director of Public Relations

CORE IR

917-885-7378

julesa@coreir.com

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